UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                         April 11, 2016

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

Semtech Corporation (the “Company”) has dismissed Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, as its principal accountant. The decision to dismiss E&Y was effective on April 11, 2016, after being approved by the audit committee (the “Committee”) of the Company’s board of directors.

During the Company’s fiscal years ended January 31, 2016 and January 25, 2015, and the interim period from January 31, 2016 through and including April 11, 2016, the date of E&Y’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth in this paragraph.  As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2015, the Company identified a material weakness in that it did not design and maintain effective controls related to evidencing the precision and nature of the review performed to approve the final estimated inventory reserves by a reviewer with the appropriate authority.  As a result of insufficient evidence, management of the Company was unable to conclude that the review control functioned at a level that would prevent a material misstatement of inventory reserves.  E&Y’s attestation report on the Company’s internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2015 included an adverse opinion on the Company’s internal control over financial reporting as of January 25, 2015 as a result of such identified material weakness.  Such material weakness was remediated as of January 31, 2016.

E&Y has discussed the subject matter of this material weakness with the Committee.

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended January 31, 2016 and January 25, 2015 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.  E&Y’s audit report included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2015 references E&Y’s adverse opinion on the Company’s internal control over financial reporting as of January 25, 2015.

The Company provided E&Y with a copy of this Form 8-K and requested that E&Y provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter from E&Y addressed to the SEC, dated April 11, 2016, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On April 11, 2016, the Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as its principal accountant to perform independent audit services beginning with the fiscal year ending January 29, 2017. During the Company’s fiscal years ended January 31, 2016 and January 25, 2015, and the interim period from January 31, 2016 through and including April 11, 2016, the date of the Committee’s approval of Deloitte’s engagement, neither the Company, nor anyone acting on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company’s stockholders entitled to vote at the Company’s Annual Meeting of Stockholders to be held on June 16, 2016 will be asked to ratify the selection of Deloitte as the Company’s principal accountant for the fiscal year ending January 29, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are being filed as part of this report:

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

	By:	/s/ Emeka N. Chukwu
Date: April 15, 2016		Emeka N. Chukwu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated April 11, 2016.